UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2022

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

WeWork c/o Intelligent Bio Solutions Inc.

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

GBS Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2022, Intelligent Bio Solutions Inc., a Delaware corporation formerly known as GBS Inc. (the “Company”), elected Harry Simeonidis, who currently serves as the Company’s President Asia Pacific, Sales and Marketing, as the Company’s President and Chief Executive Officer, effective as of October 26, 2022. Mr. Simeonidis succeeds Dr. Steven Boyages, who is stepping down as the Company’s Interim Chief Executive Officer. Dr. Boyages will continue to serve as the Chairman of the Company’s board of directors (the “Board”).

Mr. Simeonidis, age 54, had served as the Company’s President Asia Pacific, Sales and Marketing since October 2021. From September 2017 until October 2021, he served as the Company’s President and a member of the Company’s Board, and from January 2020 until October 2021, he served as the Chief Executive Officer of the Company. Mr. Simeonidis has more than 26 years of experience in senior management roles in healthcare, pharmaceutical and life sciences businesses across the APAC Region. Previously, from March 2017 to December 2019, he served as the General Manager of FarmaForce Limited, an Australian company listed on the Australian Stock Exchange. From April 2015 to March 2017, Mr. Simeonidis operated a private consulting firm, offering services predominantly to clients from the healthcare sector in Australia. From 2013 to April 2015, Mr. Simeonidis was General Manager of Surgery, Asia Pacific, at GE Healthcare. From 2003 to 2012, Mr. Simeonidis was the CEO for Australia and New Zealand at GE Healthcare.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2022, the Company changed its corporate name (the “Name Change”) from “GBS Inc.” to “Intelligent Bio Solutions Inc.” pursuant to a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware. The Certificate of Amendment became effective on October 26, 2022. Pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware, the Board approved the Name Change, and a separate Company stockholder vote was not necessary to effectuate the Name Change. The Name Change does not affect the rights of the Company’s stockholders. The Charter Amendment did not make any changes to the Company’s Amended and Restated Certificate of Incorporation other than the Name Change.

In connection with the Name Change, on October 26, 2022, the Board also approved and adopted an amendment (the “Bylaws Amendment”) to the Company’s Amended and Restated Bylaws (as so amended, the “Bylaws”) to reflect the Name Change. The Bylaws Amendment was effective on October 26, 2022, immediately following the effective time of the Name Change. No other changes were made to the Bylaws.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Charter Amendment and the Bylaws, which are attached to this report as Exhibits 3.1 and 3.2, respectively, each of which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 26, 2022, the Company issued a press release announcing the election of Mr. Simeonidis as President and Chief Executive Officer of the Company as well as the Name Change. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

In connection with the Name Change, shares of the Company’s common stock, par value $0.01 per share, which have previously been listed on the Nasdaq Capital Market under the trading symbol “GBS”, will cease trading under such ticker symbol and begin trading under a new trading symbol, “INBS”, commencing on October 27, 2022. Outstanding stock certificates for shares of the Company are not affected by the Name Change. They continue to be valid and need not be exchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of GBS Inc. (now known as Intelligent Bio Solutions Inc.), as filed with the Secretary of State of Delaware on October 26, 2022
3.2	Amended and Restated Bylaws of Intelligent Bio Solutions Inc., as amended as of October 26, 2022
99.1	Press Release, dated October 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2022
Intelligent Bio Solutions Inc.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer